UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   x
Filed by a Party other than the Registrant   o
Check the appropriate box:

o	Preliminary Proxy Statement
o	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
o	Definitive Proxy Statement
x	Definitive Additional Materials
o	Soliciting Material Pursuant to Sec. 240.14a-12

SENTINEL GROUP FUNDS, INC. _________________________________________________
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment Of Filing Fee (Check the appropriate box):
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Notice: Special Meeting of Shareholders Adjourned Until

October 11, 2017

Sentinel Group Funds, Inc.

Sentinel Common Stock Fund

Sentinel Low Duration Bond Fund

Sentinel Multi-Asset Income Fund

Sentinel Small Company Fund

September 28, 2017

Notice is hereby given that the Special Meeting of Shareholders (the “Meeting”) of Sentinel Common Stock Fund, Sentinel Low Duration Bond Fund, Sentinel Multi-Asset Income Fund and Sentinel Small Company Fund, each a series of Sentinel Group Funds, Inc. (the “Corporation”), was adjourned with respect to the proposal set forth proxy statement dated July 27, 2017 (the “Proxy Statement”), and will now be held on Wednesday, October 11 at 11:00 a.m. The record date, June 21, 2017, has not changed.

The Meeting will be held at the Corporation’s offices, located at One National Life Drive, Montpelier VT.

The proposal referred to above is discussed in the Proxy Statement previously mailed to shareholders.

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE

COMPLETE, SIGN, AND RETURN THE PROXY CARD THAT WAS PREVIOUSLY MAILED TO YOU.

Prompt return of the proxy card is appreciated.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON October 11, 2017

The Notice of Special Meeting of Shareholders, Proxy Statement and Proxy Cards are available on the internet at http://www.sentinelinvestments.com/proxyinformation.